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                                                                   EXHIBIT 10.24

                           CITYPLACE CENTER EAST TOWER

                             OFFICE LEASE AGREEMENT

         ZIX CORPORATION, a Texas corporation ("Lessee"), and 7-ELEVEN, INC., a Texas corporation ("Lessor"), enter into this Lease Agreement (the "Lease") dated December 29, 2003, on the following terms:

                              ARTICLE I - PROPERTY

         1.1 Premises. This is a lease of the Premises (herein so called) containing a total of approximately 42,912 square feet of Rentable Area, with approximately 13,781 square feet of Rentable Area located on the south side of floor twenty-two (22) (the "22nd Floor Space") of Cityplace Center East Tower, located at 2711 North Haskell Avenue, Dallas, Dallas County, Texas (the "Building"), and all of floor twenty-three (the "23rd Floor Space") of the Building containing approximately 29,131 square feet of Rentable Area. As contemplated in the Work Letter (hereinafter defined), if the 22nd Floor Commencement Date (as defined in the Work Letter) has not occurred by the Commencement Date (as defined in Section 2.1), then, beginning on the Commencement Date until the 22nd Floor Commencement Date occurs, the Premises shall consist of the 23rd Floor Space and the approximately 9,427 square feet of Rentable Area occupied by Tenant as of the date of this Lease on floor twenty-eight (28) (the "Temporary 28th Floor Space") of the Building pursuant to a sublease with Rosewood Resources, Inc.; it being understood and agreed that the Temporary 28th Floor Space shall, for such period of time, be considered part of the Premises for all purposes and directly leased from Lessor to Lessee. Floorplans of the Premises are attached as Exhibit A.

         1.2 Project. The Building is located on the land (herein so called) described on Exhibit B. The Building is part of the Project known as "Cityplace Center" located on the Land. The term "Project" refers collectively to all buildings (including the Building) now or hereafter located on the Land, the Garage (herein so called) located under the surface of the Land, and all of the Land owner's other improvements, fixtures, equipment, or other facilities now or hereafter located on the Land, in the Garage, or in any of the buildings or other improvements on the Land. The term "Property" refers collectively to the Project and the Land.

         1.3 Improvements. The Work Letter attached hereto as Addendum No. 1 states the terms under which any walls, doors, lights, or other improvements intended to prepare the Premises for Lessee's occupancy (collectively, the "Improvements") will be constructed.

         1.4 Parking. The Parking Agreement attached hereto as Addendum No. 2 states Lessee's rights to parking in the Garage.

Zix Corporation Office Lease Agreement (R-57999.6)
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         1.5 Rentable Area. Rentable Area (herein so called) has been or will be calculated in accordance with the American National Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association ("BOMA") (ANSI Z65.1-1980, reaffirmed 1989, approved June 21, 1989, and reprinted August 1990), with usable and rentable area calculations conforming to 1996 BOMA standards. The Rentable Area in both the 23rd Floor
Space and the Temporary 28th Floor Space have been agreed upon by Lessor and Lessee and will for all purposes be considered to contain the number of square feet of Rentable Area specified in Section 1.1. Once final plans and specifications for the 22nd Floor Space are completed, the Rentable Area in the 22nd Floor Space shall be determined in good faith and in accordance with provisions of this Section 1.5 by Lessor. If, for any reason, Lessee shall at any time disagree in writing with Lessor's determination of the Rentable Area of any space that is to be included within the Premises as contemplated in this Lease other than the 23rd Floor Space or the Temporary 28th Floor Space, then the Rentable Area of such space shall be determined in good faith and in accordance with provisions of this Section 1.5 by Lessor's architect (the "Architect"), whose determination thereof shall be conclusive upon each of the parties. Lessee shall pay Architect's fees and expenses in respect of any such determination if such determination deviates by less than five percent (5%) from the calculation to which Lessee disagreed; otherwise Lessor shall pay such fees and expenses.

         1.6 Reserved Rights. Lessor reserves all rights not expressly granted to Lessee, including the unrestricted right (a) to change the name or street address of the Building or of any other part of the Project; provided that Lessor shall reimburse Lessee for up to Five Thousand and No/100 Dollars ($5,000.00) of Lessee's actual, out-of-pocket costs in reprinting Lessee's existing stock of written materials affected by such change, including, without limitation, Lessee's stationery and business cards, (b) so long as the Premises remain reasonably accessible (when considering the number of elevators, number and types of Building entrances, and the like), to change the design or configuration of any part of the Project located outside the Premises, (c) to control every aspect of parking and of traffic movement in the Garage and elsewhere on the Property, (d) to prohibit, install, and otherwise control any interior or exterior signs within the Property, and (e) to grant exclusive rights to conduct business in, or render services to, the Project, subject to any then pre-existing service contracts to which Tenant is a party that address the provision of services to the Premises.

                                ARTICLE II - TERM

         2.1 Commencement. The term of this Lease shall begin on October 1, 2004 (the "Commencement Date").

         2.2 Length of Term. The term of this Lease shall begin on the Commencement Date and end one hundred twenty (120) months after the Commencement Date, unless the term is terminated or extended pursuant to other provisions of this Lease.

Zix Corporation Office Lease Agreement (R-57999.6)
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         2.3 Grant of Leasehold. Lessor demises the Premises to Lessee for the term of this Lease, and covenants that except as otherwise provided in this Lease, Lessee may peaceably have, hold, and enjoy the Premises free of any superior right or claim arising by, through or under Lessor, but not otherwise.

         2.4 Acceptance and Surrender. Lessee (a) leases the Premises from Lessor, (b) acknowledges that, as of the date of this Lease, Lessee has possession of the 23rd Floor Space and the Temporary 28th Floor Space, (c) agrees to take possession of 22nd Floor Space on the 22nd Floor Commencement Date and (d) agrees to surrender (i) the Temporary 28th Floor Space on the 22nd Floor Commencement Date, and (ii) the Premises at the end of the term, or earlier on termination of this Lease or of Lessee's right to possession of the Premises, free of waste and in as good a condition as on the Commencement Date (or as on the 22nd Floor Commencement Date with respect to the 22nd Floor Space), except for reasonable wear and tear and casualty damage that this Lease does not require Lessee to repair. Lessee's possession of the Premises is hereby deemed to constitute Lessee's agreement that the Premises are suitable for their intended purpose and that the Premises and all other parts of the Property are in good and satisfactory condition and free of defects (except for latent defects and any "punch-list" items related to the Improvements, which will be completed in accordance with the Work Letter).

         2.5 Holding Over. If Lessee continues to occupy any part of the Premises after the end of the term, Lessee shall be considered a holdover tenant, and rent shall automatically increase by fifty percent (50%). During any holdover period, the increased rent and all other obligations of Lessee under this Lease shall continue to be payable and performable, but Lessor may at any time refuse to accept rent or other performance, and may reenter, take possession of, and change the locks on the doors of the Premises (without making the keys to the changed locks available to Lessee), all without waiver of any rental or other obligation of Lessee accrued prior to Lessor's taking possession of the Premises. If, however, Lessor chooses to accept the increased rent and other performance due, Lessee may remain in possession as a holdover tenant during the period for which increased rent has been accepted, but not thereafter, and acceptance of any rent or other performance on one occasion shall not obligate Lessor to accept rent or other performance on any subsequent occasion. No holding over, acceptance of rent, or increase in rent shall extend the term, which may be extended, if at all, only pursuant to an express option in this Lease or by a future written agreement of Lessor and Lessee. Lessee shall indemnify and hold Lessor harmless against any loss, liability, damage, cost, or expense, or any claim therefor, to the extent incurred by Lessor as a result of Lessee's holding over, including liabilities to any person to whom Lessor may have leased any part of the Premises.

         2.6 Cancellation Option. Lessee shall have the one time option to cancel this Lease effective as of the end of the sixtieth (60th) month of the term of this Lease, by giving written notice to Lessor of its intention to so terminate this

Zix Corporation Office Lease Agreement (R-57999.6)
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Lease no later than the end of the forty-eighth (48th) month of the term of this
Lease. If Lessee timely exercises Lessee's cancellation option in accordance with this Section 2.6, then, on or before any such termination date, Lessee shall pay Lessor a cancellation fee equal to the sum of (i) Six Hundred Fifty-Eight Thousand One Hundred Thirty-Five and 46/100 Dollars ($658,135.46), which consists of the unamortized allowances (including construction, refurbishment, space planning and decorating) and commissions shown on Exhibit
F, attached hereto and incorporated herein for all purposes, and paid or incurred by Lessor in connection with this Lease, plus an interest factor on such amount of eight percent (8%) per annum commencing on the date of payment by Lessor, with amortization commencing on the Commencement Date, and (ii) a dollar amount equal to all unamortized allowances, commissions and tenant finish costs not shown on Exhibit F that are related to any space added to the Premises after the Commencement Date, plus an interest factor equal to eight percent (8%) per annum from the date of payment by Lessor, with amortization based on, in each instance, the ratio of the number of months remaining in the unexpired term of this Lease from the effective date of the addition of such space to the Premises until the effective date of such cancellation, to the total number of months remaining in the unexpired term of this Lease from the effective date of the addition of such space to the Premises until the end of the stated term, without regard to such cancellation option. If Lessee fails to make such payment when due, such failure shall, at Lessor's sole option, nullify Lessee's notice of cancellation and constitute an event of default under this Lease, entitling Lessor to all of Lessor's remedies under this Lease, as well as all remedies otherwise available to Lessor, including, without limitation, any and all rights for recovery of the cancellation fee, reasonable attorney's fees and expenses and, if necessary, eviction. The method of calculating the cancellation fee set out in (i) above is shown on Exhibit F attached hereto and made a part hereof and such methodology shall be applied to any calculations performed for purposes of (ii) above. If Lessee does not give Lessor the notice required by this
Section 2.6 in a timely manner, this Lease shall remain in full force and effect for the remaining sixty (60) months of the term.

                               ARTICLE III - RENT

         3.1 Base Rent. Base Rent (herein so called) shall be as follows:

                   Annual Base Rent       Annual Base Rent
                       Rate/RSF               Rate/RSF                  Total                     Total
 Months               (Floor 22)             (Floor 23)           Annual Base Rent          Monthly Base Rent
-------------------------------------------------------------------------------------------------------------
1 - 60                  $20.35                 $19.35                $844,128.20               $70,344.02
61 - 120                $21.35                 $20.35                $887,040.20               $73,920.02

Base Rent shall be payable, beginning on the Commencement Date and throughout the term, in the monthly installments shown above. The first full calendar month's Base Rent installment shall be paid by Lessee on or prior to the Commencement Date.

Zix Corporation Office Lease Agreement (R-57999.6)
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For the period, if any, at the beginning of the term of this Lease that the
Premises include the Temporary 28th Floor Space instead of the 22nd Floor Space as contemplated by Section 1.1, Lessee shall pay Base Rent for the Temporary 28th Floor Space at the rental rate per square foot of Rentable Area applicable to the 23rd Floor Space for the same period.

         3.2 Expense Rent. The rate used in calculating Base Rent includes an Expense Stop (herein so called) of the dollar amount per square foot of Rentable Area which is determined by dividing the total amount of Expenses for calendar year 2005 (as calculated pursuant to Section 3.7 and 3.8) for the Building as annualized to full occupancy by ninety-five percent (95%) of the number of square feet of Rentable Area in the Building. Lessee shall pay additional rent ("Expense Rent") beginning as of January 1, 2006, equal to the product of the number of square feet of Rentable Area in the Premises times a rate each calendar year (the "Excess Expense Rate") that equals the amount in that year by which Expenses per square foot of Rentable Area in the Building exceed the Expense Stop. Expense Rent shall be payable in monthly installments based on Lessor's then current estimate of the Excess Expense Rate. If such estimate is not ready at the beginning of a calendar year, then Lessee shall continue to pay the same amount of monthly Expense Rent as had been required for the preceding year until Lessee receives Lessor's estimate for the then-current year, and Lessor shall provide Lessee with written notice of such estimate no later than July 1 of such calendar year and applied retroactively to January 1 of such year. As soon as available each calendar year beginning in 2007, but in no event later than June 1 of each year, Lessor shall furnish Lessee a written reconciliation statement showing actual Expenses for the prior year and the amount of any underpayment or overpayment of estimated Expense Rent by Lessee. Any underpayment shall be payable within ten (10) days after delivery of the reconciliation statement. Any overpayment shall be applied in a lump sum against the next installment(s) of rent due from Lessee, or if Lessor chooses, shall be refunded to Lessee.

         3.3 Electrical Charges. Lessor shall periodically invoice Lessee (but no more often than monthly) for Lessee's electrical consumption in the Premises at the then-prevailing rate charged to Lessor by the utility company, which shall include (i) a common area charge calculated in the manner set forth below, plus (ii) actual electrical consumption for the Premises (which shall be separately metered for each floor and, at Lessor's option, for Lessee's computer room or other portions of the Premises in which above-Building standard electrical consumption is reasonably anticipated by Lessor), and such invoice shall separately show the common area electrical charge and the charges for electrical consumption as determined by metered usage in the Premises. The monthly common area electrical charge shall be calculated by multiplying the annual Building Hours (3120 hours) by 5.75 watts per square foot of Rentable Area in the Premises and dividing that amount by twelve (12) to reach watts per square foot per month allocation of common area electrical charges. That amount will be converted to kilowatt hours and then be multiplied by the average utility company

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kilowatt hour rate for the specific month to arrive at the common area electrical charge for that month. Lessor and Lessee acknowledge and agree that the intent of the formula for calculating the monthly common area electrical charge is for Lessor to be reimbursed based on Lessor's actual common area electrical charges and for Lessor to not profit as to same. Each monthly electricity bill shall include a five percent (5%) administrative processing fee.

         3.4 Security Deposit. On or before the date by which Lessee is to deliver Lessee's preliminary "Space Plans" to Lessor in accordance with Section
1.2 of the Work Letter (hereinafter defined), Lessee shall deposit a cash sum of $74,453.77 with Lessor as security for the performance of Lessee's obligations under this Lease. The security deposit shall never be considered an advance payment of rent or liquidated damages. Should Lessee be in default of Lessee's obligations under this Lease beyond any applicable notice and cure periods, then Lessor may, if Lessor chooses and without prejudice to any other remedy, apply the security deposit to the extent necessary to satisfy any and all current, accrued, but unperformed or unpaid, obligations of Lessee under this Lease. Following the application of any part of the security deposit, Lessee shall pay Lessor, within three (3) days after written demand from Lessor, a sum sufficient to restore the security deposit to its full amount. If Lessee is not in default at the end of the term and if all amounts owed by Lessee have been paid (including electrical charges, bills for any required repairs to the Premises, and any final reconciliation of actual and estimated Expense Rent), the balance of the security deposit shall be returned to Lessee in accordance with any requirements of Section 93.005(a) of the Texas Property Code, as the same may be amended. The security deposit shall be held without interest.

         3.5 Time, Place, and Manner of Paying Rent. Installments of Base Rent and estimated Expense Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, and shall be prorated on a monthly basis and paid in advance for any partial calendar month. All sums payable to Lessor by Lessee under any provision of this Lease, even if not specifically referred to as "rent" or "additional rent," constitute rent for all purposes. Unless otherwise specified in this Lease, all other monetary obligations of Lessee shall be payable within ten (10) days after written demand by Lessor, as evidenced by delivery of demand, bill, invoice, or other written notice. All rent shall be payable by cash (or other immediately available United States funds) or check, without offset or deduction (except only to the extent otherwise expressly provided in this Lease), at the address of Lessor specified in this Lease or such other address Lessor may designate; provided that if Lessor has customarily accepted checks, Lessor may nonetheless require payments to be in cash at any time following Lessee's failure to make (a) Base Rent or Expense Rent payments within ten (10) days after the date due, or (b) any other payment to Lessor when due during the term of this Lease. No rent for which Lessor accepts a check shall be

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considered paid until cash funds are actually paid and credited to Lessor's bank account.

         3.6 Administrative Fee. If Lessee fails to pay any sum within ten (10) days after the date payment is due, or if a check delivered by Lessee to Lessor in payment of any sum has not been paid and credited to Lessor's bank account within ten (10) days after the date payment is due, an administrative fee of five percent (5%) of the amount past due shall be payable. This fee is intended only to compensate Lessor for extra administrative and other expenses and difficulties resulting from late payment, and shall never be construed as liquidated damages or as consideration for any waiver or forbearance by Lessor.

         3.7 Expenses Defined. The term "Expenses" means all costs and expenses related to the operation, maintenance, or ownership of the Property (whether incurred by Lessor or by the owner of the Property). Expenses include the following: (a) wages, salaries, employee benefits, and other costs for operation, maintenance, engineering, management, security, or other types of personnel; (b) cost of supplies, materials, and equipment used or rented; (c) utility costs (exclusive of electrical costs which shall be paid in accordance with Section 3.3); (d) property management fees and expenses, including management office occupancy costs; (e) sums payable under any landscaping, janitorial, maintenance, trash removal, security, or other service contract; (f) repair and maintenance costs, including replacement costs other than those that are capital in nature [which capital expenses shall be governed by item (i) below]; (g) insurance premiums; (h) taxes, assessments, and other similar charges levied or assessed against the Property, including sales taxes and assessments by any property owners' association; (i) amortization of capital expenditures required by code or law, incurred with Lessor's reasonable expectation that other Expenses will be reduced, or to enhance the Project for the general benefit of tenants or occupants thereof, or which are for replacement of Building equipment needed to operate the Project at the same quality levels as prior to the replacement; and (j) legal, accounting, auditing, and other professional fees and expenses for the general use or benefit of the Building. Expenses do not include the following: (1) leasing commissions, marketing expenses, attorney's fees and other costs incurred in connection with lease negotiations or disputes with other tenants or prospective tenants in the Building or similar costs incurred in connection with Lessor's consultants, management agents, purchasers or mortgagees of the Building; (2) capital expenditures other than those described above; (3) depreciation; (4) principal, interest or finance charges on any loan or with respect to the Master Lease, except to the extent for ad valorem/real estate taxes, insurance premiums or other items to be included within the term "Expenses" as described above; (5) taxes on net income or franchise taxes; (6) electrical consumption charges or any other expenses separately billed to any tenant; (7) expenses actually paid by insurance proceeds or, if Lessor is not in compliance with Lessor's insurance obligations under Section 6.1(b), expenses that would be payable by insurance required to be so

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carried by Lessor; (8) trustee's fees, partnership organizational expenses and accounting fees to the extent relating to Lessor's general corporate overhead charges and general administrative expenses; (9) amounts paid to affiliates in excess of the cost for comparable goods or services provided by unaffiliated parties; (10) allowances, concessions and other costs incurred in completing tenant leasehold improvements; (11) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building; (12) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to Lessor's late payments of taxes, utility bills and other costs to the extent arising from Lessor's failure to make such payments when due, unless a result of Lessor's good faith and reasonable efforts in contesting the amount of such payments; (13) costs of utilities directly metered to tenants of the Building and payable separately by such tenants; or (14) costs incurred to correct any violation by Lessor that exists as of the date of this Lease of any law, rule, order or regulation that is applicable to the Building.

         3.8 Expense Accounting. Accrual, cash, or other methods may be used in accounting for Expenses, at Lessor's sole option. The fiscal year for expense accounting shall be the calendar year. If there are other occupied buildings on the Property, Expenses which relate exclusively to the Building shall be shared pro rata by all lessees of the Building on the basis of relative floor area. If there are other occupied buildings on the Land, Expenses of the Property that relate to the common areas of the Land and Garage shall be allocated between the Building and any other occupied buildings on the Land on a basis selected by Lessor (such as relative floor area) that, in Lessor's reasonable judgment, fairly reflects each building's share of such Expenses. If any Expenses are incurred for a partial year or vary depending on occupancy, those Expenses shall be adjusted on a basis selected by Lessor that reasonably approximates what each of the Expenses would have been for the entire year at full occupancy. To determine the Excess Expense Rate, Expenses as annualized to full occupancy shall be divided by ninety-five (95%) of the Rentable Area of the Building. Lessee may, at any time during Lessor's or Lessor's management company's normal business hours between the sixth (6th) and the sixteenth (16th) day of any month, audit and/or inspect Lessor's Expense accounting records for a calendar year within ninety (90) days after receipt from Lessor of the annual statement reconciling actual and estimated Expenses, or in lieu thereof, Lessor may, at Lessor's option, furnish an audit of Expenses prepared by an independent certified public accountant of Lessor's selection. If the final result of the audit/inspection establishes that Lessee (a) overpaid for Expenses, then Lessee shall be entitled to a credit against Lessee's subsequent monetary obligations arising under this Lease in the amount of such overpayment (or, if no further

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monetary obligations are to arise, Lessor shall reimburse Lessee the amount of such overpayment in the form of a check within 30 days after the completion of such audit/inspection), or (b) underpaid for Expenses, then Lessee shall pay Lessor the amount of such underpayment at the same time as Lessee's next-accruing monetary obligation under this Lease becomes due (or, if no further monetary obligations are to arise, Lessee shall pay Lessor the amount of such underpayment in the form of a check within 30 days after the completion of such audit/inspection). All expenses relating to such audit and/or inspection shall be borne solely by Lessee, unless the results thereof establish that Lessor overstated actual Expenses by more than five percent (5%), in which event Lessor shall pay Lessee's actual reasonable audit/inspection out-of-pocket fees applicable to the audit/inspection.

         3.9 Tax Protests. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAWS, LESSEE WAIVES ALL RIGHTS PURSUANT TO ALL LAWS TO PROTEST APPRAISED VALUES OR RECEIVE NOTICE OF REAPPRAISAL REGARDING THE BUILDING OR OTHER PROPERTY OF LESSOR, INCLUDING, WITHOUT LIMITATION, ANY ARISING UNDER PROP. TAX CODE SECTIONS
41.413 OR 42.015, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

         3.10 Reasonable Methods to Determine Charges. Lessor and Lessee acknowledge and agree that the provisions set forth in this Lease for determining Expenses and all additional rent and other charges and amounts payable by Lessee under this Lease are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, LESSEE HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF LESSEE UNDER TEXAS PROPERTY CODE SECTION 93.004, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

                         ARTICLE IV - USE AND OPERATION

         4.1 Use. The Premises shall be used and occupied solely for office purposes and all lawful related and consistent uses, including, without limitation, the operation of Lessee's data center existing as of the date of this Lease, and any permitted future expansion thereof. Except for supplies used in the Premises, no goods or other merchandise may be stored in, or held for sale at, the Premises. Lessee shall not use the Premises or any other part of the Property for any activity that violates any law or ordinance, that violates any private covenants or restrictions applicable to the Property and recorded as of the Commencement Date, that is disreputable, that creates a nuisance, or that unreasonably interferes with the use and enjoyment of the Property by Lessor or others. Lessee shall not commit any waste to the Property. Lessee shall not engage in any activity in the Premises or in any other part of the Property that Lessor reasonably believes could increase premiums for fire, liability, or other insurance coverage on the Property, or that Lessor reasonably believes could void or make any such insurance coverage unobtainable. Lessee shall comply with all laws and ordinances applicable to the use and occupancy of the Premises and the conduct of Lessee's business therein, and shall obtain and keep in force all permits and licenses related thereto. Lessee shall comply with the Project Rules attached as Exhibit C and with any future amendments to the Project Rules that Lessor reasonably deems are necessary for the safe, efficient and effective operation of the Project; provided, however, that Lessor shall use commercially reasonable

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efforts to enforce the Project Rules and any future amendments uniformly as to all tenants in the Building. Lessee shall cause its Personnel to comply with each of the provisions of this Section, and shall be liable for any violation of any provision of this Section by its Personnel. The term "Personnel" means, collectively, employees, officers, agents, contractors, vendors, suppliers, customers, licensees, invitees, visitors, or other persons with whom a party has any legal or business relationship.

         4.2 Building Services. As long as Lessee is entitled to possession of the Premises (but not thereafter), the following services shall be furnished to those parts of the Premises that have not been abandoned by Lessee:

                  (a) Electricity at points of supply selected by Lessor at such voltage and power, and kilowatt-hour consumption levels as are "building standard" for the Building as of the date of this Lease, and, except as contemplated in "Exhibit G - Additional Generator Usage" attached hereto, Lessee's use of electricity shall not exceed Building standard circuit capacities or KWH consumption. Lessor may direct that submeters be installed in portions of the Premises, as part of the Improvements, as defined in the Work Letter. If Lessee requests electrical services in excess of Building standard, Lessor may choose to consent only upon conditions that Lessor considers reasonably appropriate (including the condition that additional submeters and/or any additional risers, wiring, or other equipment be installed by Lessor at Lessee's cost payable in advance).

                  (b) Central heating and air conditioning in season to provide temperatures in the Premises during Building Hours that Lessor reasonably considers suitable for an office environment at normal occupant densities under normal outside weather conditions. Building Hours (herein so called) are 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Building Holidays, and such hours may be amended from time to time by Lessor upon notice to the tenants in the Building. Building Holidays (herein so called) shall be the days which are listed on Exhibit D attached hereto as amended from time to time by Lessor upon notice to all lessees of the Building. If Lessee desires to have heating and air conditioning service in the Premises during other than Building Hours, Lessee must request that service in advance from the Building manager during Building Hours. By requesting such service, Lessee agrees to pay Lessor's Building standard charge based on the actual time used (including any Building standard minimum charge) for the smallest heating or air conditioning zone that can accommodate the requested service area in the Premises (as of the date of this Lease, Lessor's charge for heating and air conditioning service during non-Building Hours is $35.00 per hour, and Lessor shall provide Lessee with written notice of any future increases in Lessor's charge therefor). If Lessee's computers or other equipment generate heat or vapors that Lessor reasonably considers excessive or require the maintenance of a range of temperatures or ventilation that Lessor reasonably believes cannot be provided by Building

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standard heating, ventilating and air conditioning, Lessor may prohibit the operation of such computers or other equipment, until such time as Lessor elects to install supplemental heating, ventilating and air conditioning equipment. If Lessor elects to install supplemental heating, ventilating and air conditioning equipment, Lessee shall pay all costs of acquiring, installing, maintaining, and operating the supplemental equipment, including electrical and chilled water consumption costs. Lessee may continue to maintain Lessee's supplemental heating, ventilating and air conditioning equipment that exist within the Premises as of the date of this Lease.

                  (c) Toilet facilities, hot and cold water as appropriate for toilet and lavatory purposes, and cold water for drinking, all at points of supply for the general use of Building occupants.

                  (d) Passenger and freight elevator service. The number of passenger elevators operating after Building Hours may be restricted, and dedicated freight elevator service shall be available only when reserved in advance through the Building manager.

                  (e) Building standard routine maintenance of all public and service areas of the Building and of the elevators, mechanical, electrical, plumbing, and other standard component systems and equipment of the Building.

                  (f) Janitorial service, Monday through Friday, exclusive of Building Holidays. If Lessee's floor coverings or other fixtures or improvements require other than Building standard janitorial service, or if Lessee maintains a lunchroom, coffee bar, or similar facility for its employees, Lessee shall pay any additional cleaning costs. If at any time janitorial personnel cannot obtain access to any part of the Premises when normally scheduled because of Lessee's activities in that part of the Premises after Building Hours or because Lessee has failed to comply with the provisions of this Lease relating to locks or access to the Premises, Lessor shall not be required to furnish janitorial service to that part of the Premises until the next normally scheduled time for janitorial service at which janitorial personnel are able to obtain access.

                  (g) Replacement of Building standard bulbs in the public areas of the Building and in the Premises.

                  (h) Security in the form of limited access to the Building during other than Building Hours, regulated in the manner Lessor considers appropriate. Lessor shall not be responsible for any other types of security. Lessee shall cooperate fully with Lessor's efforts to maintain security in the Building and elsewhere on the Property, and shall follow and cause its Personnel to follow all security regulations established by Lessor. If Lessor regulates access to the Building during other than Building Hours by use of key cards issued to Lessee, Lessor may require payment of the Building standard deposit for each card issued, and Lessee shall not make or permit any duplicate key cards to be made. When Lessee's

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right to possession of the Premises comes to an end, whether at the end of the term or earlier, Lessee shall surrender all key cards to the Building. If Lessee fails to surrender all key cards to the Building when required, or if Lessor reasonably believes that Lessee has made or permitted duplicate key cards to be made, Lessor may change the access system to the Building at Lessee's expense.

Lessor shall use reasonable diligence to restore any interrupted or terminated service, or correct any fluctuations, as promptly as reasonably possible. In no event shall the interruption, fluctuation, or termination of any of these services resulting from causes beyond Lessor's reasonable control make Lessor liable in any respect, be construed as an eviction of Lessee, work an abatement of rent, or relieve Lessee from any obligation; provided, however, that, in the event such interruption, fluctuation, or termination is within Lessor's reasonable control and causes all or any material portion of the Premises to be untenantable for a period of at least five (5) consecutive business days, then Base Rent and Expense Rent shall be abated to the extent, and for so long as, the Premises, or any material portion thereof, are so untenantable.

         4.3 Improvements. Lessor shall have no obligation to construct or pay for any improvements to the Premises other than as described in the Work Letter. Lessee shall reimburse Lessor for any excessive or nonstandard operating, maintenance, or other expenses (as reasonably determined by Lessor) attributable to any future alterations, additions, or improvements to the Premises. To the extent possible, Lessee shall cause any future alterations, additions, or improvements to the Premises to be separately rendered and assessed for ad valorem taxation, and in any event, Lessee shall pay or reimburse Lessor for any ad valorem taxes thereon. Lessee shall reimburse Lessor for any insurance premiums attributable to any future alterations, additions, or improvements to the Premises.

         4.4 Alterations and Additions by Lessee. Lessee shall not install or allow the installation of any of the following in the Premises without Lessor's prior written consent (which consent may not be unreasonably withheld and, if given, may be conditioned on such conditions as Lessor reasonably chooses, including conditions relating to approval of plans and specifications, employment and bonding of contractors, insurance, aesthetic considerations, and other matters as reasonably determined by Lessor): (a) any alterations, additions, or improvements other than the Improvements; (b) any vending machines, refrigerators, microwave ovens, or other food or drink preparation, storage, or dispensing equipment; (c) any sign, window covering, decoration, advertising media, or lighting that is visible from outside the Building or from lobbies or other public areas within the Building, or (d) any safes, filing cabinets, or other heavy items. Approval by Lessor of any of Lessee's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Lessor as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for

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any use, purpose or condition, but such approval shall merely be the consent of
Lessor as required hereunder. All Improvements and any subsequent alterations, additions, fixtures, and improvements that are attached to the Premises or Building (including, without limitation, fiber optic cabling and computer flooring) shall become part of the Building (and shall be the property of the owner of the Building) upon installation (without compensation to Lessee) except for Lessee's normal office equipment (such as telephones, computers, copying machines, and the like) that can be removed without alteration of walls, ceilings, floor covering, millwork, cabinets, or other parts of the Premises. All of Lessee's furniture and moveable equipment that is not attached to the Premises or Building shall remain Lessee's property, and Lessee shall pay when due all taxes and assessments of any kind on Lessee's property. When Lessee's right to possession of the Premises comes to an end, whether at the end of the term or earlier, Lessee shall, at Lessee's expense, promptly remove (i) at Lessor's written direction given to Lessee not later than ninety (90) days prior to the stated expiration of the full term of this Lease (or within 30 days after any earlier expiration or termination of Lessee's right to possession of the Premises, as contemplated by this Lease) all or any part of the fiber optic cable connected to the Premises through existing risers from the main Building telephone room and any computer flooring located within the Premises, (ii) all or any parts of any other Improvements or subsequent alterations, additions, and improvements in the Premises that Lessor notifies Lessee, at the time of Lessor's approval therefor, will be required to be removed by Lessee when Lessee's right to possession of the Premises comes to an end, and (iii) all of Lessee's property; and Lessee shall accomplish that removal in a good and workmanlike manner and promptly repair any damage to the Premises or Project resulting from the removal. Any property of Lessee remaining in the Premises more than ten (10) days after Lessee's right to possession of the Premises ends shall be considered abandoned, and Lessor may, at its option, assume ownership, remove and store the abandoned property at Lessee's expense, or sell or otherwise dispose of the abandoned property in whatever manner Lessor considers appropriate, all without liability to Lessee.

         4.5 Graphics and Signs. All letters, numerals, signs, and advertising on doors to the Premises or that are otherwise visible from outside the Premises, or the elevators servicing the Premises, shall be in the standard graphics for the Building, and no others shall be used or permitted unless approved by Lessor, which approval shall not be unreasonably withheld or delayed. Any changes in such letters, numerals, signs, or advertising shall be at Lessee's expense. No Building directory exists as of the date of this Lease, but, if Landlord should elect, in Landlord's sole discretion, to install a Building directory, Lessee shall be entitled to be listed thereon in a manner consistently applied to tenants in the Building.

         4.6 Keys and Locks. Lessee shall be furnished two (2) keys for the corridor doors to the Premises at Lessor's expense. Any additional keys shall be furnished at Lessee's expense. No

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additional locks shall be allowed on any corridor or interior door of the
Premises without Lessor's approval (which approval shall not be unreasonably withheld or delayed), and Lessee shall not make or permit any duplicate keys to be made. If Lessor does approve additional locks, Lessee shall provide Lessor with two (2) keys to each such lock. When Lessee's right to possession of the Premises comes to an end, whether at the end of the term or earlier, Lessee shall surrender all keys to the Premises and furnish Lessor the combination of all locks on safes, cabinets, and vault doors, if any, remaining in the Premises. If Lessee fails to do so, or if Lessor reasonably believes that Lessee has made or permitted duplicate keys to be made, Lessor may change all of the locks in the Premises at Lessee's expense.

         4.7 Maintenance and Repairs. Lessee shall, at its expense, maintain the Premises (including the Improvements and any subsequent alterations, additions, or improvements) in a good and tenantable condition, making all needed repairs and replacements (other than repairs needed as a result of a casualty to the extent covered by Section 6.5, janitorial service, and repairs that would otherwise be furnished as Building services that are not needed as a result of any act or omission of Lessee or its Personnel). Repairs and replacements by Lessee shall be of a quality as good as the original work, and shall be performed in compliance with applicable laws and ordinances, in a good and workmanlike manner, with contractors acceptable to Lessor, in Lessor's reasonable discretion, and if Lessor elects, under Lessor's supervision. Lessee shall, at its expense, maintain and repair all of Lessee's furniture, equipment, and other property. Subject to the waiver of claims and subrogation set forth in
Section 6.2, Lessee shall reimburse Lessor for the costs of repairs and replacements to parts of the Project other than the Premises relating to any damages caused by any act or omission of Lessee or its Personnel, to the extent any such act or omission of Lessee's Personnel is not outside the scope of their employment.

         4.8 Liens. Lessee shall not permit any lien on the Premises or any other part of the Property for any work performed, materials furnished, or obligation incurred by or at the request of Lessee; provided, however, that, if any such lien is expressly limited, of record, to Lessee's leasehold estate under this Lease, then Lessee may provide to Lessor a bond or other security reasonably acceptable to Lessor therefor. Nothing in this Lease shall be construed as constituting the consent or request of Lessor or of the owner of the Building, express or implied, to the furnishing of any labor or materials or as giving Lessee any right to contract for or permit the furnishing of any labor or materials that might give rise to any lien against Lessor's interest in the Premises or against any other part of the Property. If any such prohibited lien or lien claim is filed or asserted, Lessee shall cause the lien or claim to be released of record or, if applicable, bonded within ten (10) days of filing.

         4.9 Entry by Lessor. Lessor, the owner of the Building, or their Personnel may enter the Premises at all reasonable

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hours (and in emergencies at all times) to inspect, show, clean, protect, or repair the Premises and to gain access to pipes, other conduit or utilities which affect areas of the Building outside the Premises; provided, however, that
(a) to the extent commercially reasonable, Lessor, the owner of the Building and their Personnel shall endeavor to provide Lessee with advance telephonic notice before any such entry during Building Hours, and (b) the Premises will not be shown to prospective tenants more than nine (9) months prior to the expiration of the term of this Lease. Such entry shall not constitute an eviction, nor shall Lessee be entitled to any abatement of rent as a result.

         4.10 Telecommunications Providers. If Lessee wishes to use, at anytime during the term of this Lease other than the last twelve (12) months thereof, the services of a telecommunications provider whose equipment or service is not then in the Building, no such provider shall be entitled to enter the Building or commence providing such service without first obtaining the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Lessor may condition its consent on such matters as Lessor deems appropriate including, without limitation, (a) Lessor having been provided a fully executed service agreement between Lessee and such service provider, (b) such provider agreeing to a non-exclusive easement or license agreement that will automatically terminate upon termination or expiration of the Lease, in form and substance satisfactory to Lessor, (c) Lessor having been provided and approved the plans and specifications for the equipment to be installed in the Building, (d) Lessor having received, before commencement of such work, such indemnities, bonds or other financial assurances as Lessor may reasonably require, (e) such provider agreeing to abide by all Building rules and regulations, (f) such provider agreeing to provide to Lessor, at no cost to Lessor, an "as-built" set of plans and specifications, (g) such provider agreeing to pay Lessor the then Building standard charge for providers for the use of any space utilized by such provider in the Building (including, without limitation, to the extent available, the use of any existing riser space), and
(h) Lessor having determined that there is adequate space in the Building for the placement of all of such provider's lines and equipment. It is the intention of the parties that Lessee bear all risks relating to the installation, use, maintenance, operation and removal of the communications equipment; therefore Lessee shall defend, indemnify, and hold harmless Lessor, and its agents, and their respective affiliates, from all losses, claims, costs and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the communications equipment. Lessee, upon written notice from Lessor given at least sixty (60) days prior to the termination of this Lease, shall, at Lessee's expense, remove all communications equipment installed by Lessee pursuant to this Section and return the Premises and the Building to the same condition existing prior to the installation of such communications equipment.

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         4.11 Accommodation Laws. Lessee shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the Premises to accommodate disabled employees and customers of Lessee, including, without limitation, compliance with the American with Disabilities Act (42 U.S.C. Sections 12101 et seq.) and the Texas Architectural Barriers Act (Tex.Rev.Civ.Stat. Art. 9201) (collectively, the "Accommodation Laws"). Except to the extent provided below, Lessor shall be responsible for making all accommodations and alterations to the Common Areas of the Building necessary to comply with the Accommodation Laws. Notwithstanding the foregoing, Lessor may perform, at Lessee's sole cost and expense, any accommodations or alterations that are required by the Accommodation Laws to any area outside of the Premises that are triggered by any alterations or additions to the Premises.

         4.12 DART Station Access. Currently, the Building has access to a subsurface Dallas Area Rapid Transit (DART) Station by underground tunnel. Lessor makes no representation or warranty as to the continued use or availability of, or access to, the DART Station, or any future use or availability of, or access to, any other underground tunnel system. In no event shall any revocation, curtailment, modification, addition or other change in DART service or the DART Station, or both, subject Lessor to any liability or obligations whatsoever, nor shall Lessee be entitled to any compensation, diminution or abatement of rent, or any other rights or remedies relating to Lessee's obligations under this Lease by virtue thereof.

         4.13 Roof Access. To the extent available without Lessor being obligated to incur any cost or expense to increase rooftop capacity, Lessor, through Lessor's communications manager, will provide Lessee with a location on the roof of the Building, as reasonably determined by Lessor (with consideration given to, among other things, the aesthetics and structural integrity of the Building as well as the operations requirements of other rooftop equipment), for Lessee's installation of microwave dishes, antennae or other communication devices (collectively, the "Communications Equipment"). The types of Communications Equipment, and the specifications therefor, shall be subject to Lessor's approval, which shall not be unreasonably withheld or delayed. All costs or expenses (including license fees to Lessor's communications manager) associated with the installation, maintenance and, if required by Lessor at the end of the term of this Lease, removal of the Communications Equipment shall be borne by Lessee. The portion of the Building upon which the Communications Equipment is located shall not be part of the Premises and Lessee shall incur no additional rental expense related thereto; provided, however, that Lessee shall comply with any reasonable rules and regulations promulgated by Lessor's communications manager relating to roof access and the safe, efficient and effective operation of rooftop equipment.

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                              ARTICLE V - TRANSFERS

         5.1 Prohibited Transfers by Lessee. Lessee shall not, without the prior written consent of Lessor in each instance, which consent shall, in each instance, not be unreasonably withheld, delayed or conditioned, do any of the following (collectively, "Transfers"): (a) assign or otherwise transfer this Lease or any estate or interest therein, whether absolutely or collaterally as security for any obligations; (b) permit any assignment of this Lease or any estate or interest therein by operation of law; (c) during any period other than when the outstanding voting shares of capital stock of Lessee are listed on a recognized security exchange or over-the-counter market, permit the merger or consolidation of Lessee with any other corporation or other entity, the sale or other transfer of fifty percent (50%) or more of Lessee's capital stock or other similar ownership interest, or the sale or other transfer of fifty percent (50%) or more of Lessee's assets; (d) sublease any part of the Premises; (e) grant any license, concession, or other right of occupancy for any part of the Premises; or (f) permit the use of the Premises by any person other than Lessee and its agents and employees; or (g) attempt any assignment or subletting to any existing tenant in the Building or to any third party with whom Lessor has commenced discussions with about the possible leasing of space in the Building. Any attempted Transfer without Lessor's prior written consent is void.

         5.2 Transfer Requests by Lessee. If Lessee requests Lessor's consent to a Transfer, Lessor may, on whatever conditions Lessor reasonably considers appropriate (including conditions related to the reconfiguration of access to, and walls within, the Premises), either (a) approve the Transfer, (b) disapprove the Transfer, or (c) terminate this Lease with respect to the part of the Premises included in the proposed Transfer; provided, however, that, if Lessor elects option (c) immediately above, Lessee may prevent Lessor's termination by withdrawing the requested Transfer by giving written notice to Lessor no later than five (5) days after Lessor's notice to Lessee of Lessor's exercise of option (c). In connection with each Transfer request by Lessee, Lessee shall obtain and furnish to Lessor all documents, financial reports, and other information Lessor reasonably requires in order to evaluate the requested Transfer. Lessee shall reimburse Lessor for Lessor's attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. Lessor shall advise Lessee of Lessor's decision with respect to the requested Transfer within thirty (30) days after receipt of Lessee's Transfer request. If Lessor refuses to consent to a requested Transfer, this Lease shall nonetheless remain in full force and effect. The consent of Lessor to one requested Transfer shall never be construed to waive the requirement for Lessor's consent to other Transfers, nor shall any consent by Lessor or Transfer by Lessee discharge or release Lessee or any guarantor from any current or future obligations to Lessor.

         5.3 Relationship with Transferees. Unless Lessor otherwise specifically agrees in writing, Lessee shall be obligated to pay to Lessor fifty percent (50%) of all rent, cash or other proceeds of any Transfer actually received by Lessee

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(i.e., without including, or after deducting, as applicable, any free rent or rent concessions) in excess of the rent payable under this Lease and all reasonable costs incurred by Lessee in connection with such Transfer (including, without limitation, leasing commissions, advertising costs and tenant finish work), and Lessee hereby assigns to Lessor all rights it might have or ever acquire to the excess proceeds. Any party to whom a Transfer is made (a "Transferee"), by occupying the Premises and/or assuming Lessee's obligations, shall be considered to have assumed liability to Lessor for all amounts so assigned to Lessor but paid to Lessee or others. Unless Lessor otherwise specifically agrees in writing, no Transferee of less than the entire Premises or Lease shall ever be entitled to exercise any extension, expansion, or other option provided in any Addendum to this Lease, nor shall any Transferee of any part of the Premises or Lease be entitled to any allowance, payment or other inducement provided in any Addendum to this Lease or to the return of any security deposit. If a default by Lessee occurs after any Transfer, Lessor may, at its option, collect rent directly from the Transferee, and Lessee hereby authorizes any Transferee to pay rent directly to Lessor at all times after receipt of notice from Lessor. No direct collection by Lessor from any Transferee shall constitute a novation or release Lessee or any guarantor from its obligations under this Lease.

         5.4 Subordination to Mortgage. Lessee hereby subordinates this Lease and all rights of Lessee hereunder to the lien of any mortgage or deed of trust or any ground lease now or hereafter placed against the Premises, and all renewals, substitutions and extensions thereof and all modifications and amendments thereto, and all such liens and ground leases are superior to and prior to this Lease; provided, however, that such subordination shall not be effective with respect to mortgages, deeds of trust or ground leases hereafter placed against the Premises unless the holders or ground lessors thereof agree not to disturb Lessee's possession of the Premises for so long as Lessee complies with Lessee's obligations under this Lease within any applicable notice and cure periods. Lessee agrees to execute the Subordination, Attornment and Nondisturbance Agreement (the "SNDA") attached hereto as Exhibit E. Lessee further agrees to execute for any subsequent lienholder of the Building a subordination and attornment agreement with terms substantially the same as those contained in Exhibit E. If, within sixty (60) days after the date of this Lease, Lessor shall not have obtained execution of (a) the Nondisturbance Agreement attached to this Lease by the lessor under the Master Lease (hereinafter defined), and (b) the SNDA by the lienholder identified therein, then Lessee shall have the right to terminate this Lease upon written notice to Lessor that must be received by Lessor before the earlier to occur of (i) the date that is ten (10) days after the expiration of such sixty (60)-day period, and (ii) the date that Lessee receives a copy of such Nondisturbance Agreement that has been signed by the lessor under the Master Lease and the SNDA that has been signed by the lienholder identified therein.

         5.5 Estoppel Certificates. Lessee and Lessor shall, whenever requested by the other, execute a statement certifying,

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to the extent true, that Lessee is in possession of the Premises, that this
Lease is unmodified and in full effect (or if there have been modifications, that this Lease is in full effect as modified, and setting forth the modifications), the date to which the rent has been paid, that to the knowledge of certifying party no default exists under this Lease or specifying each default of which the certifying party may have knowledge, and such other matters as may reasonably be requested. Any such statement by Lessee may be relied upon by any prospective purchaser or mortgagee of the Building.

         5.6 Transfers by Lessor. Lessor has the unrestricted right to sell, mortgage, encumber, assign, or otherwise transfer its interest in this Lease in whole or in part. Upon any change in ownership of Lessor's interest in this Lease, Lessor shall be released from any subsequent obligations under this Lease to the extent assumed by the successor to Lessor's interest, whether by written agreement or otherwise, and Lessee shall look solely to the new owner for the performance of such obligations, including, if applicable, any obligation for the return of any security deposit. Upon written request by Lessee, Lessor will send to Lessee a copy of any such written assumption agreement that Lessor has obtained from such successor to Lessor's interest in this Lease.

                          ARTICLE VI - RISK MANAGEMENT

         6.1 Insurance Policies.

         (a) Lessee's Requirements. Lessee shall, at its expense, maintain full replacement cost insurance on an "all-risk" basis covering all property owned by Lessee in the Premises or elsewhere on the Property. Lessee shall, at its expense, also maintain comprehensive general liability insurance with not less than TWO MILLION DOLLARS ($2,000,000) combined single limit coverage (or such greater amount of coverage as required by Lessor from time to time), and with contractual liability coverage for the indemnity obligations of Lessee under this Lease to the extent insurable. Finally, if required by law, Lessee shall, at its expense, maintain workmen's compensation and employer's liability insurance. All of Lessee's policies (except workmen's compensation) shall name Lessor, the owner of the Building, and mortgagees of the Property as additional insureds. All of Lessee's policies shall be underwritten by insurers licensed to do business in Texas, which insurers shall be financially sound and reasonably acceptable to Lessor, and shall contain an undertaking by the insurers to notify Lessor, the owner of the Building, and mortgagees of the Property in writing not less than thirty (30) days prior to any reduction in coverage, cancellation, termination, or other material change. All liability policies that cover multiple insured parties shall contain a provision stating that the policy will apply to each insured just as if a separate policy had been issued to each, except with respect to limits of liability. Certificates of insurance, or if required by Lessor, the owner of the Building, or mortgagees of the Property, certified copies of each policy, shall be delivered to Lessor as soon as possible after the placing of the required insurance, but in no event later than

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the Commencement Date, and renewal certificates or policies shall be delivered not less than ten (10) days prior to the expiration of the previous policies.

         (b) Lessor's Requirements. Lessor may maintain such insurance as Lessor determines is advisable with respect to the Project, provided that, at a minimum, Lessor complies in all material respects with any insurance requirements imposed upon Lessor under any mortgage, deed of trust or ground lease affecting the Project. All premiums and other costs of Lessor's insurance shall be included in Expenses for all purposes under this Lease.

         6.2 Waiver of Claims and Subrogation. Notwithstanding anything to the contrary contained in this Lease, Lessee and Lessor each waive, on behalf of itself, its Personnel, and its insurers (none of which shall ever acquire any claim by subrogation or otherwise), all claims, rights of recovery, and causes of action against the other, the owner of the Building, and their Personnel for any loss or damage (even if caused by fault or negligence) that should be covered by the minimum insurance required to be maintained by Lessee and Lessor under this Lease (even if not actually so covered) or any insurance actually maintained (even if not so required). If required to be effective, all of Lessee's and Lessor's insurance policies shall contain (and, upon request by the other, each of Lessee and Lessor shall furnish the other with satisfactory evidence that the policies actually do contain) appropriate provisions or endorsements effectuating the foregoing waiver.

         6.3 Risk of Loss. Neither Lessor nor the owner of the Building shall have any liability to Lessee or others for any injury, loss, or damage to persons or property resulting from (a) any defect or breakdown of any part of the Project or its component systems or equipment, except to the extent caused by Lessor's gross negligence or willful misconduct, (b) any act or omission of other tenants or of any other persons on the Property, (c) any theft or burglary or any other loss or injury resulting from the presence of unauthorized persons on the Property, or (d) any act of God, war, governmental order, or other matter beyond the reasonable control of Lessor. All of Lessee's property shall be at Lessee's risk only, and Lessor shall have no liability for loss or damage to Lessee's property.

         6.4 Indemnities. Subject to the waiver of claims and subrogation in
Section 6.2, Lessee and Lessor agree as follows:

         (a) Lessee's Indemnity. Lessee shall indemnify and hold Lessor, the owner of the Building, and their Personnel harmless against any loss, liability, damage, cost, or expense, or any claim therefor, (a) resulting to any extent from the violation or nonperformance of any provision of this Lease by Lessee or Lessee's Personnel, (b) resulting to any extent from any tax, fine, assessment, or other charge of any governmental body related in any way to Lessee's business, to occupancy of the Premises, or to the noncompliance with or violation of any law or ordinance by Lessee or Lessee's Personnel, or (c) related in any way to any damage or injury to persons or property caused to

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any extent by the noncompliance with or violation of any law or ordinance, by the occupancy or use of the Premises, or by any act or omission within the Premises or elsewhere on the Property by Lessee or Lessee's Personnel. The foregoing obligations shall not be affected by any act or omission of Lessor, the owner of the Building, or their Personnel.

         (b) Lessor's Indemnity. Lessor shall indemnify and hold Lessee and Lessee's Personnel harmless against any loss, liability, damage, cost, or expense, or any claim therefor, (a) resulting to any extent from the violation or nonperformance of any provision of this Lease by Lessor or Lessor's Personnel, (b) resulting to any extent from any tax, fine, assessment, or other charge of any governmental body related in any way to Lessor's business or to the noncompliance with or violation of any law or ordinance by Lessor or Lessor's Personnel, or (c) related in any way to any damage or injury to persons or property caused to any extent by the noncompliance with or violation of any law or ordinance, by the use of the common areas of the Building, or by any act or omission on the Property outside of the Premises by Lessor or Lessor's Personnel. The foregoing obligations shall not be affected by any act or omission of Lessee or Lessee's Personnel.

To the extent that the indemnities set forth in this Section 6.4 relate to acts or omissions by the Personnel of either party hereto, the indemnities shall be effective only to the extent that such acts or omissions by the Personnel are not outside the scope of their employment.

         6.5 Casualty Damage. If any part of the Premises is damaged by fire or other casualty, Lessee shall give prompt notice to Lessor. If damage by fire or other casualty reasonably precludes occupancy of any substantial part of the Premises, or if the Project is so damaged that in Lessor's sole judgment, substantial alteration or reconstruction of the Project is required (whether or not the Premises have been damaged by the casualty), or if any mortgagee of the Property requires application of the insurance proceeds to the reduction of the mortgage debt, or if any material uninsured loss occurs, Lessor may, at its option, terminate this Lease by notifying Lessee within sixty (60) days after the date of the casualty. If Lessor does not elect to terminate this Lease, it shall, within sixty (60) days after the date of the casualty, notify Lessee of that decision and of the estimated repair time. If the damage reasonably precludes occupancy of any substantial part of the Premises and if the estimated repair time to restore that part of the Premises to a condition that reasonably permits occupancy will extend beyond six (6) months after the date of the casualty, Lessee may elect to terminate this Lease by so notifying Lessor within ten (10) days after receipt of notice of Lessor's decision not to terminate this Lease. If Lessor elects not to terminate this Lease (or if Lessor is not entitled to terminate this Lease), and if Lessee does not elect to terminate this Lease (if Lessee has that option under the preceding sentence), Lessor shall restore (or shall cause the owner of the Building to restore) the Project and the Improvements to substantially their former condition as soon as reasonably

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possible; provided, however, that, if the repair and restoration is not substantially completed within six (6) months after the date of the casualty, then Lessee may thereafter terminate this Lease on thirty (30) days' prior written notice to Lessor unless such repair and restoration is substantially completed within such thirty (30)-day period. However, in no event shall Lessor be required to (i) restore any part of the Improvements in excess of Building standard quantities or qualities unless proceeds of Lessee's fire and extended coverage insurance are made available to Lessor for that purpose, or (ii) spend any amount in excess of the insurance proceeds actually received by Lessor (or by the owner of the Building, as the case may be) as a result of the casualty. Lessor shall allow Lessee a fair reduction of rent (including, without limitation, Expense Rent) during the time and to the extent the Premises are unfit for occupancy.

         6.6 Condemnation. If all or substantially all of the Property is condemned or is sold in lieu of condemnation, then this Lease shall terminate on the date the condemning authority takes possession of the Property. If less than all of the Property is so condemned or sold (whether or not the Premises are affected) and Lessor terminates all similarly-situated leases in the Building that Lessor has the right to terminate as a result of such condemnation, then Lessor may terminate this Lease by notice to Lessee effective on the date the condemning authority takes possession of the applicable part of the Property. If this Lease is not so terminated by Lessor and if the condemnation will reasonably preclude occupancy of any substantial part of the Premises for a period in excess of nine (9) months, Lessee may terminate this Lease by notice to Lessor effective on the date the condemning authority takes possession of the affected part of the Premises. If this Lease is not so terminated by Lessor or Lessee, Lessor shall, to the extent Lessor deems feasible, restore (or cause the owner of the Building to restore) the Project and the Improvements to substantially their former condition. Restoration work shall not exceed the scope of the work done in originally constructing the Project, nor shall Lessor (or the owner of the Building, as the case may be) ever be required to spend in excess of the amount it receives as compensation for the condemnation. If the size of the Premises is reduced by the condemnation, rent shall be diminished proportionately. All condemnation awards shall belong exclusively to Lessor (or to the owner of the Building, as the case may be), and Lessee shall not be entitled to, and expressly waives, all claims for any compensation for condemnation; provided, however, that Lessee may pursue Lessee's own separate claim for moving costs and unamortized leasehold improvements to the extent paid for by Lessee.

                       ARTICLE VII - DEFAULTS AND REMEDIES

         7.1 Default by Lessee. Each of the following is a default by Lessee:
(a) Lessee fails or refuses to pay rent (including any sum payable under this Lease even if not expressly designated as rent) when due, and the failure or refusal continues for a period of five (5) days after notice from Lessor; provided, however, that Lessee shall not be entitled to

Zix Corporation Office Lease Agreement (R-57999.6)
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receive such notice from Lessor more than one (1) time in any consecutive twelve
(12)-month period during the term of this Lease and, during any such period when Lessee is not entitled to such notice from Lessor, a default by Lessee shall occur if the failure or refusal continues for a period of five (5) days after the due date; (b) Lessee fails or refuses to comply with any provision of this Lease or any other agreement between Lessor and Lessee not requiring the payment of money (all of which provisions are material), and the failure or refusal continues for a period of thirty (30) days after notice from Lessor; (c)
Lessee's leasehold estate is taken on execution or other process of law in any action against Lessee; (d) Lessee becomes insolvent or unable to pay its debts as they become due, or Lessee notifies Lessor that it anticipates either condition; (e) Lessee takes any action to, or notifies Lessor that it intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State, or a petition is filed against Lessee under any such statute, or Lessee or any creditor of Lessee notifies Lessor that it knows such a petition will be filed, or Lessee notifies Lessor that it expects such a petition to be filed; or (f) a receiver or trustee is appointed for Lessee's leasehold estate or for any substantial part of the assets of Lessee. If Lessee's obligations under this Lease are guaranteed, the occurrence of any of the foregoing events with respect to any guarantor shall also be a default by Lessee.

         7.2 Lessor's Remedies. If a default by Lessee occurs, Lessor shall be entitled to do any one or more of the following at Lessor's option: (a) terminate this Lease, in which event Lessee shall immediately surrender possession of the Premises to Lessor, or without terminating this Lease, terminate Lessee's right to possession of the Premises, and in either case, reenter, take possession of, and change the locks on the doors of the Premises (and Lessor need not make keys to the changed locks available to Lessee); (b) enter the Premises if need be, and/or do whatever Lessee is obligated to do under the terms of this Lease (and in that event Lessee shall reimburse Lessor on demand for any expenditures by Lessor in effecting compliance with Lessee's obligations under this Lease); (c) if Lessor has terminated this Lease, recover all rent owing and unpaid as of the date of termination plus damages measured by the difference in the rental value of the Premises if this Lease had been fully performed for the balance of the term and the rental value of the Premises following the default (taking into account probable remodeling, lease commission, allowance, inducement, and other costs of reletting); (d) if Lessor has not terminated this Lease (whether or not Lessor has terminated Lessee's right to possession of the Premises or actually retaken possession), recover (in one or more suits from time to time or at any time before or after the end of the term) all rent owing and unpaid and all costs, if any, incurred in reletting the Premises (including remodeling, lease commission, allowance, inducement, and other costs) less all rent, if any, actually received from any reletting of the Premises; (e) recover all costs of retaking possession of the Premises and any other damages incidental to Lessee's default; (f) terminate all of Lessee's rights to any allowances or under any renewal, extension, expansion, refusal,

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or other options granted to Lessee by this Lease; and/or (g) exercise any and all other remedies available to Lessor at law or in equity, including injunctive relief of all varieties. Forbearance by Lessor to enforce one or more of its remedies shall not constitute a waiver of any default or an election of remedies. If Lessor elects to retake possession of the Premises without terminating this Lease, it may nonetheless at any subsequent time elect to terminate this Lease. In addition to the remedies set forth in this Section 7.2, on the occurrence of a default by Lessee with respect to which Lessor elects either to terminate this Lease or, without terminating this Lease, to terminate Lessee's right to possession of the Premises, (i) Lessee shall pay to Lessor in cash on demand an amount equal to all "Reimbursable Costs" (as defined below) for which Lessee has not yet vested (as defined below), and (ii) any remaining rental abatement and/or other concessions that have not yet accrued under this Lease shall terminate. As used herein, the term "Reimbursable Costs" means the total of (i) the aggregate dollar value of all rental abatements that Lessee has received under this Lease; (ii) any amount paid by Lessor for tenant leasehold improvements in the Premises; and (iii) the aggregate dollar amount which has been paid to or on behalf of Lessee under this Lease, including, without limitation, any moving allowance or brokerage commission paid and/or payable by Lessor in connection with the execution of this Lease. Because the Reimbursable Costs were incurred by Lessor in reliance on Lessee's fully performing Lessee's obligations under this Lease, Lessee hereby acknowledges that Lessor will be damaged on a default by Lessee in an amount equal to the aggregate dollar value of the Reimbursable Costs for which Lessee has not yet vested, in addition to (and not in lieu of) any other damages suffered by Lessor. Lessee shall vest as to Reimbursable Costs at the rate of (A) one hundred percent (100%) divided by the number of months in the initial Term for which Lessee is obligated to pay full rent, (B) multiplied by the number of months for which Lessee has paid full rent and is not otherwise in default hereunder. No vesting shall occur with respect to any month for which Lessee has not paid rent or in which Lessee is otherwise in default hereunder. (For example, if Lessee is obligated to pay full rent for fifty [50] months, then Lessee shall vest hereunder at the rate of two percent [2%] for each month for which it pays full rent.) Lessee agrees that, upon Lessor's right to repossess the Premises, Lessor may alter or change the door locks or other security devices on all entry doors of the Premises thereby excluding Lessee and Lessee's agents, employees, contractors, directors, invitees, licensees and patrons, and Lessor shall have no liability in connection therewith.

         7.3 Possession, Surrender and Mitigation. Nothing done by Lessor or its agents shall be considered an acceptance of any attempted surrender of the Premises unless Lessor specifically so agrees in writing. No reentry or taking of possession of the Premises by Lessor, nor any reletting of the Premises, shall be considered an election by Lessor to terminate this Lease unless Lessor gives Lessee written notice of termination; and any reletting of the Premises without such termination of this Lease shall be considered to be for Lessee's account. Lessee hereby

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waives any requirement for notice in the event of its default (other than any notice required in Section 7.1), including any notice of reentry or repossession or of Lessor's intent to reenter or retake possession. Lessor may, without prejudice to any other remedy that it may have for Lessee's default, expel or remove Lessee and any other person who may be occupying any part of the Premises; and Lessor may do so without judicial process and without any liability to Lessee or any other person. To the extent, and only to the extent, Lessor is obligated by applicable laws to attempt to mitigate damages in the event Lessor regains possession of the Premises following Lessor's termination of Lessee's right to possession due to a default by Lessee, Lessee acknowledges and agrees, to the maximum extent allowed by law, that Lessor shall have no obligation to relet the Premises: prior to reletting any other space in the Building; at below-market rates; to any tenant that does not have what Lessor considers to be an adequate financial condition; for a use other than the permitted use hereunder or otherwise inconsistent with the terms and conditions of this Lease; if to do so, Lessor would be required to alter other portions of the Project.

         7.4 Landlord's Lien Waiver. Lessor hereby waives any and all landlord's liens and security interests, whether statutory, contractual or otherwise, on or in the property of Lessee now or hereafter placed in the Premises.

         7.5 Default by Lessor. It shall be a default by Lessor if Lessor has not begun the cure of any failure of Lessor to perform its obligations under this Lease within thirty (30) days of the receipt by Lessor of notice from Lessee of the alleged failure to perform and thereafter pursued such cure with reasonable diligence.

         7.6 Lessee's Remedies. If a default by Lessor occurs, Lessee shall be entitled to do any one or more of the following at Lessee's option: (a) recover damages actually sustained as the result of the default (but Lessor shall never be liable for any indirect or consequential damages to Lessee or its business as the result of any default); or (b) compel the correction of Lessor's nonperformance by injunction or other equitable remedy. Lessee's obligation to pay rent is an independent covenant, and the occurrence of a default by Lessor shall not entitle Lessee to withhold rent or offset alleged damages against rent. Lessee waives any claim for rescission or termination of the Lease based on any alleged misrepresentation, breach of warranty, or other default by Lessor that does not cause the eviction of Lessee from the Premises. Before exercising any remedies or abandoning any part of the Premises as the result of any alleged actual or constructive eviction, Lessee shall afford Lessor's mortgagees (to the extent the identity and addresses of those parties have been communicated to Lessee) notice and reasonable time to cure the alleged default by Lessor.

         7.7 Personal Liability. The liability of Lessor for any default by Lessor under this Lease is limited to (a) the interest of Lessor in the Property (including any proceeds received by Lessor from any insurance policies, in the event of

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a casualty, and any net proceeds received by Lessor from any sale, in the event of a sale), and (b) for so long as the Master Lease exists and the lessor thereunder is a wholly-owned subsidiary of Lessor, the interest of the lessor under the Master Lease in the Property (including any proceeds received by the lessor under the Master Lease from any insurance policies, in the event of a casualty, and any net proceeds received by Lessor from any sale, in the event of a sale), and Lessee agrees to look solely thereto for the recovery of any judgment from Lessor. Neither Lessor nor the lessor under the Master Lease shall ever be personally liable for any judgment or deficiency. This Section does not preclude the enforcement of an injunction or other equitable remedy against Lessor.

         7.8 Attorneys' Fees. If a party defaults, the nondefaulting party shall be entitled to recover reasonable attorneys' fees and expenses incurred in exercising and enforcing its remedies under this Lease. All indemnities include attorneys' fees and other costs of defending indemnified claims, and if requested by the indemnitee, the indemnitor shall defend such claims using counsel reasonably satisfactory to the indemnitees.

         7.9 Interest on Past-Due Sums. All past-due sums shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or maximum lawful rate in effect.

         7.10 No Implied Waiver. The failure of a party to insist upon the strict performance of an agreement or to exercise any remedy for default shall not be construed as a waiver. The waiver of any default shall not prevent a subsequent similar act from being a default. No waiver shall be effective unless expressed in writing signed by the waiving party. No waiver shall affect any condition other than the one specified in the waiver and then only for the time and in the manner stated. Lessor's receipt of any rent with knowledge of default by Lessee shall not be considered a waiver of the default. No payment by Lessee of a lesser amount than the full amount then due shall be considered to be other than on account of the earliest amount due. No endorsement or statement on any check or any letter accompanying any check or payment shall be considered an accord and satisfaction, and Lessor may accept that check or payment without prejudice to Lessor's right to recover the balance owing and to pursue any other available remedies.

                          ARTICLE VIII - MISCELLANEOUS

         8.1 Notice. Any notice contemplated by this Lease shall be in writing, and may be given by depositing the notice in the United States mail, postage prepaid and certified and addressed to the party to be notified with return receipt requested, or delivering the same in person to the party. Notices shall be effective upon the earlier of (a) actual receipt, or (b) the third (3rd) day after such notice is deposited in the mail in the manner described above, even if not received. The notification addresses of the parties are specified on the signature page of this Lease. On the Commencement Date, Lessee's notification

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address shall automatically become the address of the Premises unless Lessee otherwise notifies Lessor. Each party has the right to change its address by at least ten (10) days' notice to the other party.

         8.2 Captions. The captions appearing in this Lease are included solely for convenience and shall never be given any effect in construing this Lease. References to Addenda and Exhibits are references to the exhibits and addenda attached to this Lease.

         8.3 Use of Terms. All pronouns include the other genders, however used, and the singular includes the plural whenever it is appropriate. The word "include" and other forms of that word do not denote an exhaustive or complete list or enumeration. The word "shall" is mandatory, and the word "may" is permissive.

         8.4 Entirety and Amendments. This document embodies the entire contract between the parties, and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent, and similar documents. All representations, warranties, or agreements of an inducement nature, if any, are merged with, and stated in this document. This Lease may be amended only by a written instrument executed by duly authorized representatives of the parties. Lessee is not a beneficiary of any other contract or agreement relating to the Property to which Lessor may be a party, and Lessee shall have no right to enforce any such other contract or agreement on behalf of itself, Lessor, or any other party.

         8.5 Consents and Approvals. No consent or approval by either party shall be effective unless given in writing signed by such party or its duly authorized representative. Any consent or approval by either party shall extend only to the matter specifically stated in writing.

         8.6 Counterparts and Inclusion. This Lease is being executed in multiple counterparts, each of which shall be considered an original for all purposes. The pages of this Lease, including any exhibits, addenda, or other attachments may be initialed by the parties for identification. The circumstance that any page is not initialed is not evidence that that page is not a part of the Lease, nor does the process of initialing pages preclude introduction of other evidence whether any page is or is not a part of this Lease.

         8.7 Severability. If any provision of this Lease is invalid or unenforceable, the remainder of this Lease shall not be affected. Each separate provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         8.8 Binding Effect. This Lease binds not only Lessor and Lessee, but also their respective heirs, personal representatives, successors, and assigns.

         8.9 Governing Law. This Lease is governed by the laws of the State of Texas.

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         8.10 Building Standard. The use of the terms "Building standard" or
"standard for the Building," or of other similar phrases, designates a standard selected by Lessor from time to time for use throughout the Building. If there is a dispute or question about the standard, any written statement of the standard maintained in the Building manager's office shall be conclusive evidence of the standard.

         8.11 Reimbursement. Whenever this Lease requires Lessee to pay or reimburse Lessor for costs or expenses in connection with any matter, such payment or reimbursement shall include costs and expenses payable by Lessor for related legal, architectural, engineering, and other consulting services as well as any administrative processing fee, construction management or coordination fee, or other applicable Building standard fee or charge for services related thereto; provided, however, if any such amounts are payable by Lessor to any affiliate of Lessor, then such amounts shall be limited to the amount that would reasonably be expected to have been incurred had such services been obtained from an unaffiliated third party. Whenever this Lease requires Lessor's consent to or approval of any item, Lessor may condition such consent or approval on payment or reimbursement of all costs and expenses incurred by Lessor (including legal, architectural, engineering, and other consulting services) and of any applicable Building standard fee or charge for services related thereto. Any sales taxes on goods or services furnished pursuant to this Lease shall be paid or reimbursed by Lessee.

         8.12 Survival. The expiration or other termination of the Lease or of Lessee's right to possession does not terminate obligations relating to rent previously accrued (including any Expense Rent reconciliation under Section 3.2 or any electrical bills under Section 3.3) or relating to the condition of the Premises or other obligations performable then or thereafter, all of which shall survive such expiration or other termination.

         8.13 Recordation. Lessee agrees not to record this Lease or any memorandum of this Lease.

         8.14 Commissions. By separate agreements, Lessor has agreed to pay a commission in connection with this Lease to each of Prentiss Properties Management, L.P. and The Staubach Company Each party (the "Indemnifying Party") shall indemnify and hold the other party harmless against any loss, liability, damage, costs, or expense, or any claim therefor, relating to any other commissions or brokerage fees on account of the execution of this Lease or on account of any renewal or expansion claimed by any other broker or agent with whom the Indemnifying Party may have dealt or contracted.

         8.15 Effect of Delivery of this Lease. Lessor has delivered a copy of this Lease solely for Lessee's review, and that delivery does not constitute an offer to Lessee or an option reserving the Premises. This Lease shall not be effective until a counterpart executed by both Lessor and Lessee is delivered to and accepted by Lessor, and then only if the

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owner of the Building and all of owner's and Lessor's mortgagees have unconditionally approved this Lease in its entirety in writing.

         8.16 Relocation. INTENTIONALLY OMITTED.

         8.17 Master Lease. Lessor is not the owner of the Property. Instead, Lessor is the owner of the tenant's leasehold estate under the Amended and Restated Lease Agreement (as the same may be hereafter modified, the "Master Lease") dated December 21, 1990, between Cityplace Center East Corporation, as owner of the Building and landlord, and Lessor, as tenant, with respect to leased premises that include the entire Building and Property. Notwithstanding anything to the contrary contained in this Lease, this Lease constitutes a sublease (and terms such as "lease," "let," "demise," and other words of similar import are to be construed as denoting subleasing or subletting), and is subordinate and inferior to the Master Lease and to the leasehold estate of Lessor thereunder. The circumstance that this Lease is a sublease subordinate to the Master Lease does not, however, release or discharge Lessor from any express duty or obligation to Lessee under this Lease, but any such duty or obligation of Lessor may be performed and discharged by the owner of the Building or its Personnel. Except as provided in the Nondisturbance Agreement, no privity of contract or estate exists or shall exist between Lessee and the owner of the Building, and Lessee shall not have any rights or options (including those that may otherwise arise from any renewal or expansion options) under the Master Lease, but the owner of the Building shall be an intended third-party beneficiary of any agreements in this Lease naming, or relating to the rights of, the owner of the Building. If the term of this Lease should extend beyond the then effective primary or renewal term of the Master Lease, Lessor shall not be obligated to exercise any renewal or extension option, or to otherwise renew or extend the term of the Master Lease. To the extent not inconsistent in any material and adverse manner with the rights granted to Lessee in, or Lessee's obligations under, this Lease, Lessor and the owner of the Building shall have the unrestricted right to modify or amend the Master Lease.

         8.18 Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Lessor or Lessee other than the payment of money, Lessor or Lessee, as appropriate, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay or neglect of the other or any of the other's employees or agents, or any other cause whatsoever beyond the control of Lessor or Lessee, as appropriate.

         8.19 Essence of Time. Time is of the essence of this Lease.

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         8.20 Exhibits and Addenda. The following Exhibits and Addenda are attached to the Lease and are incorporated into and made a part of the Lease for all purposes:

                    Exhibit A - Floorplan

                    Exhibit B - Legal Description

                    Exhibit C - Project Rules

                    Exhibit D - Building Holidays

                    Exhibit E - Subordination, Attornment and
                                Nondisturbance Agreement

                    Exhibit F - Cancellation Fee Calculation

                    Exhibit G - Additional Generator Usage

                    Addendum No. 1 - Work Letter

                    Addendum No. 2 - Parking Agreement

                    Addendum No. 3 - First Right of Lease

                    Addendum No. 4 - Options to Extend

         8.21 DISCLAIMER; COMPLIANCE. TO THE FULLEST EXTENT ALLOWED BY LAW, (A) LESSOR AND LESSEE EXPRESSLY ACKNOWLEDGE AND AGREE THAT LESSOR IS NOT MAKING AND HAS NOT MADE ANY IMPLIED WARRANTY HEREUNDER (INCLUDING, WITHOUT LIMITATION, THAT THE PREMISES ARE SUITABLE FOR LESSEE'S INTENDED COMMERCIAL PURPOSE), (B) LESSOR AND LESSEE AGREE THAT LESSEE'S OBLIGATIONS TO ABIDE BY THE TERMS AND PROVISIONS HEREOF (INCLUDING, WITHOUT LIMITATION, LESSEE'S OBLIGATION TO PAY RENT HEREUNDER) ARE NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LESSOR OF ITS OBLIGATIONS HEREUNDER, AND (C) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LESSEE AGREES TO COMPLY WITH THE TERMS AND PROVISIONS HEREOF (INCLUDING, WITHOUT LIMITATION, LESSEE'S OBLIGATION TO PAY RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION) NOTWITHSTANDING ANY BREACH BY LESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. IN NO EVENT, HOWEVER, SHALL THE FOREGOING PROVISIONS OF THIS SECTION BE CONSTRUED TO RELIEVE LESSOR OF ITS OBLIGATIONS EXPRESSLY SET FORTH HEREIN.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE FOLLOWS.]

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         To witness their agreement, Lessor and Lessee have executed this Lease below.

                                           LESSOR:

Address:                                   7-ELEVEN, INC.,
2711 North Haskell Avenue                  a Texas corporation
Dallas, Texas  75204
Attn:  Legal Department                    By  /s/Ryan F. Smith Jr.
                                             -----------------------------------
                                           Title Executive Vice President

Attest:

By /s/ J. Donald Stevenson, Jr.
   ----------------------------

                                           LESSEE:

Address:                                   ZIX CORPORATION,
The Premises                               a Texas corporation

                                           By /s/ Ronald A. Woessner
                                              ---------------------------------
                                           Title SVP

Attest:

By /s/ Kirsten Fleenor
---------------------------

Zix Corporation Office Lease Agreement (R-57999.6)
PAGE 32